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                                                                    EXHIBIT 3.23

                                     AMENDED
                          CERTIFICATE OF INCORPORATION
                       (AFTER RECEIPT OF PAYMENT OF STOCK)

TO:  OKLAHOMA SECRETARY OF STATE
     2300 N. Lincoln Blvd., Room 101, State Capitol Building
     Oklahoma City, Oklahoma 73105-4897
     (405) 522-4560

PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission, Franchise Tax Department, stating that the franchise tax, due yearly, has been paid for the current fiscal year.

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.   A.   The name of the corporation is:

     Grand Lake Sanitation, Inc.
--------------------------------------------------------------------------------

     B.   AS AMENDED: The name of the corporation has been changed to:

     TWS, Inc.
--------------------------------------------------------------------------------
(PLEASE NOTE: The new name of the corporation MUST contain one of the following words: ASSOCIATION, COMPANY, CORPORATION, CLUB, FOUNDATION, FUND, INCORPORATED, INSTITUTE, SOCIETY, UNION, SYNDICATE OR LIMITED or one of the abbreviations CO., CORP., INC. or LTD. )

2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

                  700 Bank of Oklahoma Plaza
James E. Britton  201 Robert S. Kerr Ave.   Oklahoma City    Oklahoma  73102
--------------------------------------------------------------------------------
NAME OF AGENT           STREET ADDRESS                  CITY       COUNTY
ZIP CODE
                         (P.O. BOXES ARE NOT ACCEPTABLE)

3.   The duration of the corporation is: Perpetual
                                         ---------------------------------------

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4.   The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES           SERIES                    PAR VALUE PER SHARE
                          (IF ANY)          (OR, IF WITHOUT PAR VALUE, SO STATE)
COMMON     100,000                                         $ 1.00
      -----------------                               -----------------

PREFERRED        0                                              0
         --------------                               -----------------


5. Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made:

     THE NAME OF THE CORPORATION IS CHANGED FROM GRAND LAKE SANITATION, INC., TO TWS, INC.


     That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

     That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary, this 15th day of May, 2001.

                                         /s/ John B. Todd
                                         -----------------------------------
                                         President

ATTEST:

/s/ Stacy Axtman
-----------------------------
Secretary

                                                            (SOS FORM 004-10/98)

                                       -2-
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                            ARTICLES OF INCORPORATION

STATE OF OKLAHOMA )
                  ) ss.
COUNTY OF CRAIG   )

     TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     We, the undersigned incorporators,

NAME                       ADDRESS                  CITY                   STATE
----                       -------                  ----                   -----
Don L. Greenfeather        549 N. Thompson St.      Vinita, OK 74301
Donna L. Greenfeather      549 N. Thompson St.      Vinita, OK 74301
David M. Campbell          1807 S.W. Second St.     Wagoner, OK 74467

being persons legally competent to enter into contracts, for the purpose of forming a corporation under the "Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

     The name of this corporation shall be: GRAND LAKE SANITATION, INC.

                                   ARTICLE II

     The address of its registered office in the State of Oklahoma is: 549 N. Thompson Street, Vinita, OK 74301, and the name of its registered agent is Don
L. Greenfeather, whose address is 549 N. Thompson Street, Vinita, OK 74301.

                                   ARTICLE III

     The duration of the corporation is: 50 years.

                                   ARTICLE IV

     The purposes for which this corporation is formed and the nature of the business proposed to be transacted, promoted or carried on is to engage in trash hauling and landfill operations, and in connection therewith and incidental thereto:

     (a) To acquire, own, mortgage, lease, buy, sell or otherwise deal in real estate within the limits of incorporated cities and towns, necessary for the purposes of this corporation, and to improve, develop, manage, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or to turn to account or deal with all or any part of the corporation and from time to time to vary any investment or employment of the capital of the corporation.

     (b) To borrow money, and to make and issue notes, bonds, debentures, obligations

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          and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise, and generally to make and perform agreements and contracts of every kind and description.

     (c) To the same extent as natural persons might, or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchise, rights, licenses or privileges necessary, convenient or appropriate or as shall be necessary and proper for carrying on the purposes herein expressed.

     (d) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either along or in association with other corporations, firms or individuals, and to do every other act, or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

     (e) To carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the foregoing, or calculated directly or indirectly to promote the interest of the corporation or enhance the value of its property; and to have and enjoy, and exercise, all the rights, powers and privileges which are now or may hereafter be conferred upon corporations organized under the same statutes as this corporation.

                                    ARTICLE V

     The aggregate number of shares which the corporation shall have authority to allot is 100,000, divided into one (1) class. The designation of such class, the number of shares of such class, and the par value of the shares of such class is as follows:

           CLASS                 NUMBER OF SHARES                    PAR VALUE
           -----                 ----------------                    ---------
          Common                      100,000                          $ 1.00


                                   ARTICLE VI

     The amount of stated capital with which it will begin business is $500.00, which has been fully paid in.

                                       -2-
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                                   ARTICLE VII

     The number of class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefor, are:

                                                          CONSIDERATION TO BE
     CLASS OF SHARES              NUMBER OF SHARES         RECEIVED THEREFOR
     ---------------              ----------------         -----------------
         Common                          500                    $ 500.00

                                  ARTICLE VIII

     The number of directors to be elected at the first meeting of the shareholders is three (3) and their names and addresses are as follows:

NAME                                    ADDRESS
----                                    -------
Don L. Greenfeather                     549 N. Thompson, Vinita, OK 74301
Donna L. Greenfeather                   549 N. Thompson, Vinita, OK 74301
David M. Campbell                       1807 S.W. 2nd Street, Wagoner, OK 74467

     IN WITNESS WHEREOF, we have hereunto subscribed our names this 31st of October, 1983.

                                           /s/ Don L. Greenfeather
                                      --------------------------------------
                                           Don L. Greenfeather

                                           /s/ Donna L. Greenfeather
                                      --------------------------------------
                                           Donna L. Greenfeather

                                           /s/ David M. Campbell
                                      --------------------------------------
                                           David M. Campbell

STATE OF OKLAHOMA )
                  )  ss.
COUNTY OF CRAIG   )

     Before me a Notary Public, in and for said County and State on this 31ST day of October, 1983, personally appeared Don L. Greenfeather, Donna
L. Greenfeather and David M. Campbell, to me known to be the identical persons who executed the foregoing Articles of Incorporation and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

                                          /s/ Wm H. Cantor
                                          ---------------------
                                          Notary Public

My commission expires:

     Sept. 10, 1987

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